Exhibit 4.6

Certain confidential information contained in this document, marked by brackets, was omitted because it is both (i) not material and
(ii) would likely cause competitive harm to the Company if publicly disclosed. “[***]” indicates where the information has been omitted from this document.

BING SERVICES FRAMEWORK AGREEMENT

This BING SERVICES FRAMEWORK AGREEMENT (the “Agreement”) is effective as of the effective date indicated in Table 1 below (“Effective Date”) by and between the Microsoft and Company entities listed in Table 1 below (each a “Party”, and collectively, the “Parties”). This Agreement consists of this cover page; the Terms and Conditions; any Schedule; Exhibits; the NDA; and any Guidelines, including documentation, requirements, and policies referenced herein.

Table 1 – Parties
Company: Perion Network Ltd. 26 HaRokmim St. Azrieli Center 1, Building A, 4th Fl. Holon 5885849 Israel
Microsoft:

Microsoft Ireland Operations Limited
Attention:  MIOL Contract Operations Specialist
Address:   One Microsoft Place
South County Business Park
Leopardstown
Dublin 18, D18 P521
Ireland
Email: [***]

Jurisdiction of Formation: Israel	Jurisdiction of Formation: Ireland
Effective Date:	January 1, 2021
Term:	4 years

By signing below, the parties agree to be bound by the terms of this Agreement:

Company: Perion Network Ltd.	Microsoft
Signature:	Signature:
Printed Name:	Printed Name:
Title:	Title:
Date:	Date:
Signature:
Printed Name:
Title:
Date:

Table 2 - Attachments and NDA
Attachments:	Exhibit 1: GUIDELINES Exhibit 2: [***] Schedule 1: BING Search Settings Distribution
NDA:	Non-disclosure Agreement between Microsoft and Company dated [***]

Table 3 - Address for Notices
Address for Notices: Address: 26 HaRokmim St., Azrieli Center 1, Building A, 4th Floor, Holon 5885849, Israel Phone: [***] Email: [***] Attention: [***]
Address for Notices:
Microsoft Ireland Operations Limited
Microsoft Ireland Operations Limited
Attention:  MIOL Contract Operations Specialist
Address:   One Microsoft Place
South County Business Park
Leopardstown
Dublin 18, D18 P521
Ireland
Email: [***]

Copy of notice must also be sent to: Attention: Perion Legal Department Address: 26 HaRokmim St., Azrieli Center 1, Building A, 4th Floor, Holon 5885849, Israel Phone: [***] Email: [***]
Copy of notice must also be sent to:
Microsoft Corporation
Attn: Bing Business Devp. ([***])
One Microsoft Way
Redmond, WA 98052 USA
Email: [***]
And to:
Microsoft Corporation
Attn: Microsoft Advertising Legal Department
One Microsoft Way
Redmond, WA 98052 USA

TERMS AND CONDITIONS

Section 1	PURPOSE.

This Agreement sets forth the terms under which the Parties will offer or provide Users access to certain Microsoft programs and services.

Section 2	DEFINITIONS.

For purposes of this Agreement, the following terms will have the following meanings, whether used in the singular or the plural. Other initially capitalized terms have the meanings ascribed to them elsewhere in the Agreement.

“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with a Party, where “control” means the ownership of, or the power to vote, at least fifty percent (50%) of the voting stock, shares or other equity interests of the entity, or the effective ability to control the management and direction of the entity.

“Bing Services” means the services specified in an applicable Schedule.

“Claim” means any demand, suit, or other action made or brought by an unaffiliated third party, including costs, losses, damages and expenses (including reasonable attorneys’ fees) related to such third-party claim.

“Company Marks” means Company’s trademarks, service marks, logos and other distinctive brand features.

“Company Network” means those third-party publishers and channels which may be involved in Company’s Implementations, distributions and related activities under this Agreement or a Schedule.

“Company Property” means any product, website, application, extension, software or service using or accessing the Bing Services as identified in the applicable Schedule, including any Third-Party Company Property.

“Company User Data” means User Data collected by Company in connection with Queries entered in a Company Property.

“Excluded Implementation” means an Implementation preinstalled on a Windows Personal Computer prior to its distribution to a User.

“Financial Report” means documentation provided by Microsoft to Company demonstrating amounts payable under an applicable Schedule.

“Guidelines” means all guidelines specified in this Agreement, and all guidelines, policies and any other instructions or documentation provided in connection with this Agreement, as they may be provided and updated by Microsoft from time to time.

“Implementation” has the meaning given to it in the applicable Schedule.

“Microsoft” means the Microsoft entity that signs this Agreement or, where applicable, its Affiliates involved in operating the Bing Services.

“Microsoft Marks” means those trademarks, service marks, logos and other distinctive brand features of Microsoft or its Affiliates that are specified in a Schedule for Company’s use in connection with the Bing Services.

“Mobile Device” means: (a) a mobile telephony device used for any computing, communications or other services; and (b) any other device that Microsoft and Company agree in writing are Mobile Devices.

“NDA” means the Non-Disclosure Agreement between the Parties, dated as shown in Table 2 above.

“Personal Computer” means a general-purpose computer, such as a desktop, notebook, laptop, tablet or netbook that: (a) is not a Mobile Device; and (b) is primarily designed to be used by a single individual or small group of individuals at one time and to perform a multiplicity of general purpose computing functions at the direction of the User through applications.

“Query” has the meaning given to it in an applicable Schedule.

“Revenue Share” has the meaning given to it in an applicable Schedule.

“Revenue Unit” means [***].

“Schedule” means an applicable Schedule attached to this Agreement.

“Search Access Point” has the meaning given to it in an applicable Schedule.

“Tail Period” means the [***] period that immediately follows the expiration or the termination of this Agreement or the applicable Schedule except where this Agreement or the Schedule is terminated due to Company’s insolvency or a material breach of the Agreement (including, for clarity, any breach pursuant to Section 14.7 of this Agreement), in which case there will be no Tail Period.

“Territory” has the meaning given to it in an applicable Schedule.

“Third-Party Company Property” means any Company Property not owned or operated by Company or its Affiliates.

“User” means an end user of an Implementation.

“User Data” means information provided by or obtained from a User.

Section 3	SERVICES.

3.1	General. Each Party will perform its obligations as set forth in each Schedule. Each Schedule is subject to and incorporated into this Agreement.

3.2	Service Requirements. Company may only use the Bing Services as expressly stated in a Schedule and in compliance with this Agreement. As between the parties, [***].

Section 4	COMPLIANCE.

4.1
Applicable Law. Company must ensure that Company, Company Network, Implementations, the distribution of Implementations and its use of the Bing Services do not infringe on any third party’s proprietary rights; or violate any applicable law, statute, ordinance or regulation, including the laws and regulations governing (a) misleading, false or deceptive advertising, (b) anti-discrimination, (c) unfair competition, or (d) export control.

4.2
Guidelines. Company must comply with all Guidelines. Microsoft will provide notice of any new or modified Guidelines and Company must comply with such new or modified Guidelines within [***] from notification thereof ([***]).

4.3	Windows Applications. Approval by Microsoft under this Agreement of [***].

4.4	Insurance. Company will maintain commercially reasonable levels of insurance with commercially reasonable insurers.

Section 5	RIGHTS AND RESPONSIBILITIES.

5.1	Implementations. The parties will describe Implementations in one or more Schedules and Company will implement the Bing Services as described in each Schedule, in accordance with this Agreement.

5.2	Reviews and Approval.

(a)
Microsoft review and approval. Company must receive Microsoft’s review and approval before [***]. Company agrees to promptly provide requested information and other materials related to [***] under this Agreement so that Microsoft may conduct the reviews described in this Section 5.2. Microsoft reserves the right to review or re-review and reject or require changes to any Implementation at any time. If Microsoft [***]. If Company [***]. Notwithstanding the foregoing, [***], solely to the extent [***].

(b)	Variation.

(i)
Company will request and receive Microsoft’s approval before implementing any addition, update or variation (collectively, “Variation”) of [***] that affects the functionality or User experience of a Bing Service, [***].

(ii)	Company may implement Variations [***].

(iii)
For any Variation that does not require approval under Section 5.2(b)(i), and except as allowed by Section 5.2(b)(ii), Company must notify Microsoft of any other Variation within [***] after implementing such Variation.

(iv)	If Microsoft reasonably believes that a Variation made pursuant to Section 5.2(b)(i), (ii) or (iii) [***]. If Company does not agree to [***].

(c)
Review Period. Microsoft will use commercially reasonable efforts to review requests for approval under Section 5.2(a) and (b)(i) within [***] of Company’s request for review. Upon Microsoft’s request, Company must provide information as reasonably needed for Microsoft to complete its review of Company’s request. [***]. Acceptance and rejection decisions are [***].

(d)	Microsoft Review Limitations. Microsoft will review up to [***] from Company per [***] under Section 5.2, and Microsoft will [***]to [***]. Company acknowledges that [***].

(e)	Compliance with Guidelines. Regardless of Microsoft review and approval, Company remains responsible for complying with Section 4.

5.3	Rejected and Suspended Implementations

(a)	If Microsoft rejects a proposed implementation submitted by Company under Section 5.2, or suspends an Implementation, Company will not [***].

(b)	Company will not [***].[***]. At Microsoft’s request, Company will cooperate with Microsoft to investigate use [***].

5.4	Operations.

(a)
[***]. In accordance with [***], Company must [***] by Microsoft as described in the applicable Schedule, or as otherwise provided by Microsoft from time to time, and provide information that Microsoft reasonably requests, so that [***].

(b)	[***]. Company will [***] in accordance with Microsoft’s [***],[***], and will [***]. For clarity, [***].

(c)	[***]. At the request of Microsoft, [***], Company will [***], including [***]. Company will [***].

(d)	Traffic Quality and Ad performance.

(i)
Microsoft may at any time after the Effective Date require that [***] determined by Microsoft. Company and Company Network members will [***]. Company [***], and in accordance with, Microsoft’s requirements and specifications therefor. If Microsoft notifies Company [***] (determined by Microsoft, in its sole but reasonable discretion) Company will immediately [***]. Microsoft will [***]. If, [***], then, at Microsoft’s request, Company will [***].

(ii)	Upon [***], the Parties will collaborate in good faith to [***].

(e)	Performance. The Parties will [***]. If either Party reasonably believes [***], the Parties will cooperate and use commercially reasonable efforts to [***] If such efforts do not [***].

(f)	User Support. As between the Parties, Company will provide Users support relating to the Implementation and Microsoft will provide Users support relating solely to the Bing Services.

5.5
Technology. Microsoft may use technology or other means to protect the [***], including [***]. Microsoft will [***]. Company will not [***]. In the event of a [***] (e.g., [***]), Microsoft may [***], then, [***].

Section 6	COMPENSATION, INVOICING, AND PAYMENT.

6.1
Payment. Microsoft will pay Company amounts as set forth in an applicable Schedule no later than [***] days after Microsoft makes the Financial Report available to Company according to [***]. If a [***], Microsoft may, [***]. Except as specifically set forth in this Section 6.1 and the applicable Schedule, Microsoft will retain all revenues derived from, or in connection with, its programs and services.

6.2
Microsoft Reporting. Within [***] after the end of each calendar month for which a payment may apply, Microsoft will [***]; provided that, [***], Microsoft will in good faith endeavor to [***].[***]. All information contained in such reports is Confidential Information of Microsoft.

6.3
Unauthorized or Fraudulent Revenue. Microsoft will determine invalid clicks and will not owe Company payment in connection with any search, impression, click-through or conversion Microsoft judges to have been generated through invalid means or in any manner that violates the Agreement. For clarity, [***], including but not limited to [***] (including, for clarity, [***]). Microsoft may adjust for fraudulent or unauthorized revenue at any time after its discovery. Upon its discovery, Microsoft will use commercially reasonable efforts to notify Company of [***]. For any amounts paid and later determined to have been generated in violation of the Agreement, Microsoft may invoice Company or offset against amounts owed to Company in a later billing period.

6.4	[***]

Section 7	TERM AND TERMINATION.

7.1	Term. The term of this Agreement (“Term”) runs from the Effective Date and continues for the Term specified in Table 1, unless terminated earlier in accordance with this Agreement.

7.2	Termination.

(a)
Termination for Cause. Either Party may terminate this Agreement in its entirety or any Schedule: (i) immediately upon written notice if the other Party becomes insolvent or makes an assignment for the benefit of its creditors; (ii) [***] after written notice to the other Party in the event of such other Party’s material breach of any of its obligations under this Agreement or the applicable Schedule, unless the breach in the notice is remedied before the end of [***] period, provided that, if the breaching Party is making substantial progress toward curing such breach with such [***] period, the non-breaching party may extend the cure period by an additional reasonable period of time; or (iii) as may be described in a Schedule.

(b)	Termination of the [***]. [***].

7.3
Effect of Expiration or Termination. If the Agreement expires or is terminated prior to termination or expiration of all Schedules, the terms of the Agreement will remain in effect for any remaining Schedule for the remainder of its term.

7.4
Survival. The following provisions survive any termination or expiration of this Agreement for any reason: Section 5.4(f) (User Support); Section 6 (Compensation, Invoicing, and Payment), Section 7.3 (Effect of Expiration or Termination), Section 7.4 (Survival), Section 8 (Privacy and Data), Section 9.1 (Ownership Rights), Section 10 (Representations and Warranties), Section 11 (Indemnification), Section 12 (Disclaimer, Exclusion of Certain Damages), Section 13 (Dispute Resolution and Arbitration), Section 14 (General Provisions) and any other provisions of this Agreement (including the Schedules) which, by their terms, require performance after the end of the Term and Tail Period, or have application to events that may occur after the end of the Term and Tail Period.

Section 8	PRIVACY AND DATA

8.1
General. Microsoft will retain and own User Data collected from or provided by Users to Microsoft, and Company will retain and own User Data collected from or provided by Users to Company. For purposes of the General Data Protection Regulation (“GDPR”), Microsoft will be considered a Data Controller, as that term is defined by the GDPR, with respect to any transfer of personal data occurring under this Agreement.

8.2
Company Data. Information that Company provides [***] is subject to the Microsoft Online Services Privacy Statement for enterprise services, at https://www.microsoft.com/en-us/privacystatement/enterprisedev, or any successor location, and as it may be updated from time to time.

8.3
Microsoft Data. If Microsoft receives [***], Microsoft will treat such data in accordance with the data practices described in the end user privacy statement for services powered by Bing, as updated from time to time, at https://privacy.microsoft.com/privacystatement, or any successor location.

8.4	User Terms.

(a)
User Agreement. Company will ensure that each Implementation establishes, maintains, and complies with an agreement with its Users governing the delivery and use of its products and services hereunder, and that such agreement (i) does not make or purport to make any representation or warranty (express, implied, statutory, or otherwise) on behalf of Microsoft; (ii) does not create or purport to create any support or other obligations on the part of Microsoft, with respect to the Bing Services or otherwise; and (iii) constitutes a legally binding agreement under applicable law.

(b)
User Privacy Statement. Each Party will ensure that: (i) it has, and will at all times maintain, a specific user agreement and privacy statement governing the delivery and use of its products and services hereunder; and (ii) it will at all times abide by such user agreement and privacy statement. Company will ensure that each Implementation prominently displays, maintains and complies with a privacy statement for Users, and that this privacy statement must include, at a minimum, (y) a full, accurate, and clear disclosure regarding the placement, use, and reading of cookies and related technologies, and the collection, use, storage and transfer of data in relation to activity by Users of the Implementations, and (z) the use of the Bing Services.

(c)	Disclosure of Terms. At Microsoft’s request, Company will provide a copy of the documents described in Section 8.4(a) and (b).

8.5
Use of Company User Data. Company will have the right to [***]. Company undertakes that any Company User Data collected and used in connection therewith will, at all times, comply with Company’s obligations in this Section 8. Unless as otherwise approved by Microsoft, Company will not take any other action to alter Redirects from going directly to the Bing Service and Company will not have any such other traffic routed to the Bing Service via Company’s servers or intermediary applications, websites, or domains. For the avoidance of doubt, Company will not use any mechanisms to track Users (as such) on Microsoft domains or services.

Section 9	OWNERSHIP, USE OF MARKS, IP COMPLIANCE

9.1
Ownership Rights. Microsoft owns all right, title, and interest in the Bing Services, Microsoft Marks, and all intellectual property rights therein. Company owns all right, title, and interest in Company Marks, Company User Data, Products and all intellectual property rights therein.

9.2	Use of Marks.

(a)
Microsoft Marks. Microsoft grants to Company and its Affiliates a limited, non-exclusive, nontransferable, non-sublicensable, royalty-free license during the Term and Tail Period, in the Territory to use, reproduce, distribute and display the Microsoft Marks solely in connection with, and as described in, an applicable Schedule as contemplated and authorized by Microsoft under this Agreement. Company’s use of the Microsoft Marks will comply with Microsoft’s Guidelines, including the Microsoft Trademark Usage Guidelines in Exhibit 1, and Company will not use any Microsoft Mark in a way that is misleading or deceptive. The form of all usage of Microsoft Marks by or under the authority of Company will be subject to Microsoft’s prior approval. Company will not take any action which may suggest or imply that Microsoft has endorsed Company or any product or service thereof, or that there is any connection or relationship between Microsoft and Company, other than as set forth herein. All uses of Microsoft Marks, and all goodwill associated therewith, inure solely to the benefit of Microsoft. Notwithstanding anything else to the contrary in this Agreement, Microsoft reserves the right to further limit this license grant to the extent that [***].

(b)
Company Marks. Company grants to Microsoft a limited, non-exclusive, nontransferable, non-sublicensable (except in the case of Affiliates), royalty-free license during the Term and Tail Period to use, reproduce, distribute and display the Company Marks solely in connection with the marketing and promotion of the Bing Services. Microsoft will not take any action which may suggest or imply that Company has endorsed Microsoft or any product or service thereof, or that there is any connection or relationship between Microsoft and Company, other than as set forth herein. All uses of Company Marks, and all goodwill associated therewith, inure solely to the benefit of Company.

9.3
Intellectual Property Compliance. Without limiting anything else in this Agreement to the contrary, each Party covenants and agrees to maintain responsible business practices regarding ownership and compliance with applicable intellectual property laws, rules and regulations, and to maintain, to the extent applicable to it, policies for complying with all such laws, rules and regulations (for example, when applicable and without limitation, a policy for compliance with the Digital Millennium Copyright Act, as amended).

Section 10
REPRESENTATIONS AND WARRANTIES. EACH PARTY REPRESENTS AND WARRANTS TO THE OTHER PARTY THAT: (A) IT HAS THE FULL CORPORATE RIGHT, POWER AND AUTHORITY TO ENTER INTO THE AGREEMENT AND TO PERFORM THE ACTS REQUIRED OF IT UNDER THE AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO GRANT ANY AND ALL RIGHTS AND LICENSES UNDER THE AGREEMENT WITHOUT VIOLATION OF THE RIGHTS OF ANY THIRD PARTY; (B) THE EXECUTION OF THE AGREEMENT AND PERFORMANCE OF ITS OBLIGATIONS UNDER THE AGREEMENT DO NOT AND WILL NOT VIOLATE ANY OTHER AGREEMENT TO WHICH IT IS A PARTY; (C) THE AGREEMENT, WHEN EXECUTED AND DELIVERED, CONSTITUTES ITS LEGAL, VALID AND BINDING OBLIGATION; AND (D) ANY AND ALL ACTIVITIES IT UNDERTAKES IN CONNECTION WITH THE AGREEMENT WILL BE PERFORMED IN COMPLIANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

Section 11	INDEMNIFICATION.

11.1
Scope. Each Party will indemnify, defend and handle at its own cost and expense any Claim brought by a third party against the other Party, its Affiliates, officers, directors, employees, representatives, or agents if, and to the extent that, such claim or action arises out of or relates to: [***].

11.2
Process. The Indemnifying Party’s indemnification obligation under this Section 11 is subject to the Indemnified Party notifying the Indemnifying Party promptly in writing of the Claim and permit the Indemnifying Party, using counsel selected by the Indemnifying Party (provided, however, the Indemnified Party may raise reasonable objections to such counsel and the parties will discuss the objections in good faith), to answer and defend the Claim (although the Indemnified Party’s failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability under this Section 11, except to the extent such failure materially prejudices the Indemnifying Party’s ability to defend such Claims). The Indemnified Party will refrain from stipulating, admitting, or acknowledging any fault or liability under the Claim without the Indemnifying Party’s consent, and, on the Indemnifying Party’s reasonable request, also provide the Indemnifying Party with reasonable assistance in defending the Claim (and the Indemnifying Party will reimburse the Indemnified Party for any out-of-pocket expenses incurred in providing that assistance). The Indemnifying Party will not stipulate, admit, or acknowledge any fault or liability on the Indemnified Party’s part without the Indemnified Party’s express, prior written consent. The Indemnified Party may participate in the defense of Claims at its own expense and with counsel of its own choosing.

Section 12	DISCLAIMER, EXCLUSION OF CERTAIN DAMAGES

12.1
INCIDENTAL, CONSEQUENTIAL AND CERTAIN OTHER DAMAGES. EXCEPT WITH RESPECT TO EITHER PARTY’S (A) PAYMENT OBLIGATIONS, (B) INDEMNIFICATION OBLIGATIONS, (C) BREACH OF ITS CONFIDENTIALITY OR DATA OBLIGATIONS, (D) VIOLATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, (E) FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE; OR (F) TAX OBLIGATIONS, EXCEPT AS OTHERWISE PROVIDED IN SECTION 14.14, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, (I) NO PARTY WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CAUSE OF ACTION OR THEORY OF LIABILITY BROUGHT (INCLUDING, WITHOUT LIMITATION, UNDER ANY CONTRACT, NEGLIGENCE OR OTHER TORT THEORY OF LIABILITY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND (II) [***] EXCEED THE GREATER OF (Y) [***] OR (Z) [***].

12.2
DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES MADE IN THE AGREEMENT, ALL MATERIALS PROVIDED BY ONE PARTY TO THE OTHER PARTIES HEREUNDER ARE PROVIDED “AS IS.”  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES MAKE NO OTHER WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TITLE AND NON-INFRINGEMENT. WITHOUT LIMITING THE FOREGOING, [***].

Section 13	DISPUTE RESOLUTION AND ARBITRATION.

13.1
Dispute Resolution. Except with respect to a Party’s request for equitable or provisional relief or to otherwise protect its intellectual property rights, or Confidential Information provided under this Agreement, no civil action, proceeding as set forth below with respect to any dispute, controversy or claim arising out of, or relating to, or in connection with, this Agreement, or the breach, termination or validity hereof, including the validity of this dispute resolution provision (each of which dispute, controversy, or claim will be termed a “Dispute”) between the Parties may be commenced, nor may a Party terminate any portion of this Agreement for a material breach of a material warranty, representation, covenant or obligation of this Agreement, until the Parties have first attempted in good faith to resolve the Dispute amicably in accordance with this Section 13.1.

(a)
Notice of Dispute. In the event of a Dispute, the Party raising the Dispute shall give written notice to the other Party setting forth the details of the Dispute and any proposed solution or compromise. The Parties shall cooperate in good faith to resolve the Dispute within [***] of receipt of the notice of Dispute.

(b)	[***].

13.2	[***].

Section 14	GENERAL PROVISIONS.

14.1
Notices. [***] as defined in the applicable Schedule will be delivered by email to Company to the respective parties listed in Table 3 of this Agreement (with a simultaneous copy sent by email to [***]) or through [***]. [***]  may be provided by [***]. All other notices required or permitted under this Agreement will be in writing to the applicable Party at the addresses set forth in Table 3. Notices will be deemed given (a) if provided electronically on the transmission date, (b) if by mail sent first class, postage prepaid, certified and return receipt requested, [***] days after mailing, (c) if by internationally recognized courier, on the date received, and (d) if delivered personally, when delivered. Any e-mailed notice will be immediately followed by original documents by mail or courier, if applicable. Any notices delivered by mail or courier will be immediately followed by a copy by email, if applicable.

14.2
Counterparts. This Agreement may be executed in two counterparts, both of which taken together constitute a single instrument. Execution and delivery of this Agreement and any Schedule may be evidenced by electronic signature or scanned copies exchanged via email.

14.3
Governing Law and Venue. This Agreement is governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. The parties each irrevocably consent to the exclusive jurisdiction and venue of the state or federal courts in the Borough of Manhattan, New York, USA for all disputes arising out of or relating to this Agreement, other than any Disputes subject to Section 13.2.

14.4
Assignment. This Agreement and the performance of any duties hereunder may not be assigned, transferred, delegated (except as set forth below), sold or otherwise disposed of by a Party other than with (a) the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), or (b) [***]. [***]. This Agreement will be binding upon and shall inure to the benefit of a Party’s permitted successors and assigns. Any assignment not permitted by the Agreement is void. Notwithstanding the foregoing, either Party may delegate its performance to, or exercise its rights through, one or more Affiliates; provided that in the event of any such delegation or exercise, each Party will remain liable and fully responsible for its Affiliates’ performance of and compliance with such Party’s obligations and duties under this Agreement.

14.5
Confidentiality. The NDA is incorporated by reference and made a part of this Agreement and governs the Agreement and any Schedule. The Agreement, Schedules, and all discussions under or relating to it are considered “confidential information” under the NDA.

14.6
Amendment and Waiver; Entire Agreement; Precedence. Except as otherwise expressly provided in this Agreement, no amendment to, or waiver of, any provision of the Agreement will be effective unless in writing and signed by both Parties. The waiver by any Party of any breach or default will not constitute a waiver of any different or subsequent breach or default. As of the Effective Date of this Agreement (together with its Exhibits and Schedules), is the Parties’ entire agreement on the subject matter hereof and merges and supersedes all related prior and contemporaneous communications and agreements of the Parties on such subject matter, whether written or oral. For the avoidance of doubt, all internet searches conducted prior to the Effective Date (and revenue therefrom) under that certain Search Distribution Agreement between the Parties effective January 1, 2018 (the “2018 Search Agreement”) will be governed by such 2018 Search Agreement, and all Included Searches (and revenue therefrom) as of and after the Effective Date will be governed by this Agreement. Unless the Schedule expressly states otherwise, in the event of a conflict between this Agreement and any Schedule, the terms of the Schedule will prevail. In the event of a conflict between the terms of any attachment hereto and any Guidelines incorporated by reference, the terms and conditions of the Guidelines will prevail. For the avoidance of doubt, this Agreement does not supersede or modify the NDA.

14.7
Export Control. The Parties to this Agreement acknowledge that the [***] (“Items”) may be subject to U.S. and other countries’ export jurisdictions. Each Party will comply with all laws and regulations applicable to the import or export of the Items, including but not limited to trade laws such as the U.S. Export Administration Regulations and International Traffic in Arms Regulations, and sanctions regulations administered by the U.S. Office of Foreign Assets Control (“OFAC”) (“trade laws”). Company will not take any action that causes Microsoft to violate U.S. or other applicable trade laws. In the event that Company learns of a potential violation of trade laws relating to the performance of this Agreement, or a potential violation of the terms in this subsection, it will alert Microsoft as soon as possible, but in no event more than [***] after acquiring this knowledge. Microsoft may suspend or terminate the applicable portion of the services under this Agreement or the applicable Schedule that is in violation of this Section 14.7 until such time that Microsoft reasonably concludes that such violation is resolved, if curable (for clarity, to the extent a violation is not curable, Microsoft may suspend or terminate the applicable portion of the services or the Agreement or the applicable Schedule). For additional information related to exporting, see http://www.microsoft.com/exporting.

14.8
Severability. If any provision of the Agreement or a Schedule is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability will not affect any other provisions of the Agreement, and instead, the Agreement or Schedule will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

14.9
Publicity. No Party may make any public announcement or issue any press release about the existence or terms of the Agreement without the other Party’s prior written approval, which shall not be unreasonably withheld. It is understood between the Parties that Company desires to issue a press release upon the execution of this Agreement, which will be subject to Microsoft’s prior written approval. Any and all publicity relating to the Agreement or any subsequent transactions between the Parties under it must be approved by both Parties in writing and in advance of the release. Microsoft acknowledges that Company is a publicly traded company, and agrees that as a public company, Company may be obliged, as part of certain disclosure rules, to disclose the existence of this Agreement and certain of its general terms and conditions. Company will only disclose information that is absolutely required to be disclosed by law or regulation, will not disclose the Agreement in its entirety, will not disclose any of the Agreement’s economic terms, and will give Microsoft prior written notice on any such disclosure.

14.10
Independent Contractors. Each Party is an independent contractor with respect to the other for purposes of the Agreement and its subject matter. Nothing contained in the Agreement creates in any manner whatsoever any partnership, joint venture, employment, agency, fiduciary, or other similar relationship between the Parties.

14.11
Sole Responsibility. Company will remain solely responsible for the operation of the Products and Implementations [***], and Microsoft will remain solely responsible for the operation of the Bing Services, as well as [***].

14.12
No Third-party Beneficiaries. This Agreement is solely for Company’s and Microsoft’s benefit. It is not for the benefit of any other person, except for permitted successors and assigns under this Agreement.

14.13
Event of Force Majeure. Neither Party will be in violation of any of the requirements of this Agreement to the extent that its performance is impaired as a result of any delay, failure in performance, or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, acts of terrorism, strikes or other labor disputes, fires, transportation contingencies, outages of third party telecommunications networks with whom the non-performing Party does not have a direct contractual relationship, failure of suppliers with whom the non-performing Party does not have a direct contractual relationship, pandemic or epidemic (or similar public health crisis) or other similar occurrences which are beyond such Party’s reasonable control; provided, however, that any such delay or failure will be remedied by such Party as soon as reasonably possible. For clarity, neither party will be excused from its performance hereunder as a result of the COVID-19 pandemic, except to the extent that there are unforeseen, material and adverse circumstances that result therefrom. Upon the occurrence of an event of force majeure, the Party unable to perform will, if and as soon as possible, provide written notice to the other Party indicating that an event of force majeure occurred and detailing how such event of force majeure impacts the performance of its obligations. Microsoft will maintain during the Term and Tail Period, [***].

14.14
Tax Matters. Any amounts to be paid by Microsoft to Company do not include any taxes. Microsoft is not liable for any taxes that Company is legally obligated to pay (“Company Taxes”) which are incurred or arise in connection with or related to the sale of goods and services under this Agreement, and all such taxes will be the financial responsibility of Company, provided that Microsoft will pay to Company any sales, use or value added taxes that are owed by Microsoft solely as a result of entering into this Agreement and which are legally required to be collected from Microsoft by Company under applicable law. Microsoft may provide to Company a valid exemption certificate in which case Company will not collect the taxes covered by such certificate. Company agrees to indemnify, defend and hold Microsoft harmless from Company Taxes (including sales or use taxes paid by Microsoft to Company) or claims, causes of action, costs (including, without limitation, reasonable attorneys’ fees) and any other liabilities of any nature whatsoever related to such Company Taxes. If taxes are required to be withheld on any amounts otherwise to be paid by Microsoft to Company, Microsoft will deduct such taxes from the amount otherwise owed and pay them to the appropriate taxing authority. Microsoft will secure and deliver to Company an official receipt for any taxes withheld. Microsoft will use reasonable efforts to minimize such taxes to the extent permissible under applicable law. In addition, Microsoft and Company will reasonably cooperate with each other to mitigate, reduce or eliminate any withholding taxes arising in connection with this Agreement, including by using commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any such taxes. If Microsoft intends to withhold any withholding taxes, Microsoft will provide prior written notice to Company describing the rationale for such determination. Such notice shall be provided to Company promptly following Microsoft’s determination to withhold and sufficiently in advance of any actual withholding [***] to provide Company a reasonable time to contest such determination.

14.15
Anti-Corruption. To the extent applicable, Company represents and warrants that it has reviewed and will materially comply with the Anti-Corruption Policy for Microsoft Representatives available at http://www.microsoft.com/en-us/Legal/Compliance/anticorruption. Company will provide annual training to its employees who resell, distribute, or market Microsoft products or services on compliance with Anti-Corruption Laws. Company represents and warrants that Anti-Corruption training has been provided to its employees and, if not, Company agrees to participate annually in online Anti-Corruption training made available free of charge by Microsoft and certify its completion, understanding, and compliance with the Anti-Corruption Policy for Microsoft Representatives.

14.16
Interpreting this Agreement. All parts of this Agreement and any Schedule apply to the maximum extent permitted by law. Unless stated or context requires otherwise: (a) all internal references are to this Agreement and its parties; (b) “days” and “months” are to U.S. calendar days and months, unless otherwise expressly stated, and a “business day” means any day other than a Friday, Saturday or Sunday or any day on which the Federal Reserve Bank of New York is closed; (c) all monetary amounts are in U.S. dollars; (d) “may” means that the applicable party has a right, but not an accompanying duty; and (e) a party’s choices are in its sole discretion, subject to any applicable duties of good faith. Lists of examples following “including” or “e.g.” are not exhaustive (i.e., are interpreted to include “without limitation”), unless qualified by words such as “only” or “solely.”  This Agreement and any Schedule will be interpreted according to the plain meaning of their terms without any presumption that they should be construed to favor either Party. Section titles do not limit the other terms of this Agreement and any Schedule. Except as may be stated otherwise herein, all rights and remedies are cumulative.

14.17
Cooperation. Neither Party will unreasonably withhold, delay or condition any approvals or consents under this Agreement or any Schedule, except with respect to any settlements, stipulations, admissions or acknowledgments made in connection with either Party’s indemnification obligations set forth in Section 11.

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EXHIBIT 1         GUIDELINES

In connection with Company’s distribution, Implementation, and use of the Bing Services under this Agreement, Company must, and must ensure that its Affiliates, and Company Network members, comply with all Guidelines listed, which are incorporated by reference herein, and available at the respective URLs listed below, or any successor sites for a given Guideline, as provided to Company by Microsoft from time to time.

GENERAL

1.	The following comprise the Microsoft Editorial Guidelines:

http://advertise.bingads.microsoft.com/en-us/editorial-guidelines including without limitation the User Safety Privacy and Download Guidelines:

http://advertise.bingads.microsoft.com/en-us/editorial-privacy-guidelines

Microsoft will use commercially reasonable efforts to notify Company (which may be by email) [***] in advance of changes to the Microsoft Editorial Guidelines.

2.	Bing Product Guidelines (incorporating the Microsoft Marks) are available at:

https://query.prod.cms.rt.microsoft.com/cms/api/am/binary/RE1q9FS

3.	The Microsoft Trademark Usage Guidelines are available at:

http://www.microsoft.com/en-us/legal/intellectualproperty/Trademarks/Usage/General.aspx

The following policies are available at: https://[***]

 [***]

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EXHIBIT 2           [***]

[***]

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SCHEDULE 1
BING SEARCH SETTINGS DISTRIBUTION

This schedule (“Schedule”) is attached to and made part of the Bing Services Framework Agreement.

Table 4 – Search Settings Distribution
Company:	Perion Network Ltd.
Schedule Term:	Begins on the Effective Date and terminates 4 years thereafter (on December 31st, 2024).
Territory:	[***]
Start Date	January 1, 2021
Revenue Share Percentage and Revenue Share True-Up	[***]
Serving Cost Rate(s)	[***]
Schedule Attachment	Attachment A “[***]”

Section 1	DEFINITIONS.

Terms in this Schedule with their initial letters capitalized that are not otherwise defined herein will have the meanings given to them in the Agreement. For purposes of this Schedule, the following definitions apply:

“Ad Revenue Deduction” means the [***].

“Ad Revenues” means all revenues recognized by Microsoft in accordance with GAAP in connection with advertisements returned for Included Searches from Users in the Territory.

“Adjusted Revenues” means, for a given period, the Ad Revenues less the Ad Revenue Deduction (provided that [***]).

“API Call” means a search query request to a Bing Service ([***]).

“Bing Services” means the Microsoft service that provides Users internet search results in response to Queries (e.g. on www.bing.com or a Microsoft app powered by Bing).

“Extra-Territorial Cost” means the [***].

“Implementation” means the [***].

“Included Search” means a Query that includes Tracking Codes specific to Company, from a Search Access Point. A Query conducted by a User following an initial search (“Follow-on Searches”) is considered Included Search to the extent that Microsoft’s Tracking Codes or other mechanism used by Microsoft allow Microsoft to account for follow-on searches. If Company implements a Tracking Code, Microsoft will use commercially reasonable efforts to track initial searches and Follow-on Searches using those Tracking Codes or such other mechanisms and to have such Tracking Codes or other mechanisms persist to track subsequent searches.

“Microsoft Offer” means any offer, description, display or other communication by which Company presents Users with the ability to use or access any Bing Service.

“Microsoft Product” means a Microsoft product or service.

“Paid Listing” means a listing provided by Microsoft’s Bing ads platform in response to a User Query or other active user input in a Search Access Point and related keyword suggestions on the Bing site in connection with Included Searches, that include hypertext links to web pages, which may result in payment to Microsoft for displaying the listing, regardless of the basis on which Microsoft is paid.

“Product” means a non-Microsoft product or service (including for example a website, application, extension or browser) that Company associates with an Implementation.

“Query” means the internet search query resulting from a User actively initiating a single search request [***].

“Redirect” means the User’s Query is redirected from a Search Access Point to a Bing Service.

“Revenue Share” means the sum for each Revenue Unit of the product of the applicable Revenue Share Percentage identified in Table 4 and the Adjusted Revenues, less the Extra-Territorial Cost, for the applicable period.

“Search Access Point” means any area where Queries can be initiated by a User.

“Territory” means the geographic territory where Microsoft permits Company to implement the Bing Services as set forth in Table 4.

“[***]” means the [***].

“[***]” or “[***]” means the [***].

“Violation” has the meaning given in Section 3.5(b) of this Schedule.

“Violation Notice” means a written notice from Microsoft to Company communicating an actual Violation, which includes information reasonably sufficient to remediate the behavior or activity giving rise to the Violation.

Section 2	SERVICES

Microsoft and Company will work to together to deploy the distribution model for Bing Services identified in this Schedule.

Section 3	DISTRIBUTION.

3.1	Distribution. Company will distribute the Bing Services in the Territory according to the Guidelines as described in this Section 3.1. [***].

(a)	Platform. Company will present the Implementation for the following types of devices and platforms: [***].

(b)	Products. If Company distributes the Bing Services, [***].

(c)
Territory. Company must not, either directly or through Company Network, promote or otherwise drive distribution of Bing Services Implementations or Microsoft Offers outside the Territory and must take reasonable measures to ensure distribution is targeted only to the Territory.

(d)	Bundled Products. Company may [***] if:

(i)	[***]; and

(ii)	[***]; and.

(iii)	[***].

3.2	Type of Implementations. Beginning no later than [***], Company will distribute the following types of Implementations under this Schedule and subject to the terms of this Agreement:

(a)	[***], including

(i)	[***],

(ii)	[***],

(iii)	[***],

(iv)	[***], or

(v)	[***].

Company may distribute each of the foregoing independently of each other to each respective User, and through the [***]; provided, that, [***].

(b)	[***].

3.3	Method of Implementations.

(a)	[***].

(b)	Without limiting any other [***].

3.4	Excluded Implementations. Notwithstanding anything to the contrary in this Schedule, Company will not [***].

3.5	Distribution Partners.

(a)
Company may distribute the Implementations through the Company Network members that make up the Company Network. Company will disclose to Microsoft, during the Term and Tail Period, all Company Network members that make up the Company Network. Such disclosure will be deemed Company’s Confidential Information as that term is defined in the NDA.

(b)
If any Implementation, Company Network member, or related traffic, in Microsoft’s sole but reasonable discretion: (i) [***]; (ii) violates, or conflicts with, a rule, regulation, ruling, order, statute, law or binding opinion, notice or policy of a judicial, legislative, or administrative body, or may subject Microsoft to any regulation or requirement not generally applicable to it; (iii) is engaged in or derived from fraudulent practices; or (iv) has a [***], then Company will ensure that the Company Network member removes the Bing Services and Redirect functionality from those Implementations ([***]) within [***] of receipt of a Violation Notice, which Microsoft will provide to Company using commercially reasonable efforts. [***]. By way of clarification and not limitation, [***].

(c)	In the event that [***]. On 1st January each year during the Term, [***].

(d)
Company, its Affiliates and Company Network members must not sub-syndicate or otherwise distribute Implementations incorporating the Bing Services Redirect functionality through any means to any search distribution companies including [***], unless approved by Microsoft in writing.

(e)	Company must not directly or indirectly offer the Redirect functionality to [***].

(f)
During the Term and Tail Period, neither Company nor Microsoft will actively solicit a commercial relationship to provide the Bing Service to any Rejected or Suspended Implementation nor shall it expressly permit any third party to do so.

(g)	Company and its Affiliates must not take any action that directs or otherwise moves traffic from any Company or Company Network members [***].

Section 4	REQUIREMENTS.

4.1	Installation and terms of use. All Implementations will [***].

4.2
 User Settings. Except as authorized in this Section 4.2, [***], Company will not (a) [***]; (b) [***]; or (c) [***]. The foregoing shall not [***]. Notwithstanding the restriction in the first sentence of this Section 4.2, [***] (i) [***], (ii) [***] so long as [***], or (iii) [***].

4.3	Tracking.

(a)	[***].[***]:

(i)	[***].

(ii)	[***].

(b)	[***].

(i)	[***].

(ii)	[***].

(iii)	[***].

(c)	[***].

(i)	[***].

(ii)	[***].

(iii)	[***].

(iv)	[***].

4.4	[***]. [***].

4.5	Review Criteria. When Company [***]Section 5.2 of the Agreement, it will [***]: (i) [***], and (ii) [***].

4.6	[***]. [***].

4.7	[***].

(a)	General.

(i)
[***]. Except as otherwise provided in this Agreement, Company will redirect to the Bing Services, [***]. Within [***] of the end of each calendar quarter (“Report Submission Period”), Company will provide Microsoft with written reports [***] against [***].

(ii)	Product and [***]. Implementations that have not been [***], shall not be counted toward the [***].

(b)	[***].[***]:

(i)	[***].

(ii)	[***].

(c)
[***]. If the [***] is removed by Microsoft or Company from [***] arising from non-compliance with this Agreement, then [***] through that [***] will not be used to calculate [***] set forth in Section[***] (i.e., such [***] may be directed elsewhere and the remainder of the applicable [***]).

(d)
Query Assignment. Company will reasonably cooperate with Microsoft, to the extent necessary, to cause query share from the Queries submitted to Bing Services from Search Access Points under this Agreement to be attributed to Microsoft by third party traffic measurement agencies. Without limiting the foregoing, Company will, if requested by Microsoft, sign a letter assigning all query traffic to Microsoft for purposes of tracking online search traffic by comScore, Inc.

Section 5	COMPLIANCE

5.1	[***]. Microsoft may require Company [***] that Microsoft determines in its sole discretion causes a [***] ([***]).

5.2	[***]. In the event of a [***], Microsoft may:

(a)	[***]; and

(b)	[***].

5.3	Investigation. Company will promptly provide information and reasonable assistance in any [***].

5.4
Non-discrimination. During the [***], and in accordance with the provisions of the Agreement and/or a Schedule, Microsoft will, in accordance with this Agreement, provide [***]. Notwithstanding the foregoing, if Microsoft [***].[***]. Microsoft will use commercially reasonable efforts to [***]; provided, however, [***].

5.5	Offer Screen. The Parties will work together to develop the offer screens. Company must receive Microsoft’s approval in writing [***]. For the avoidance of doubt, [***].

Section 6	REPORTING

6.1
Reporting by Company. To the extent that reporting data, whether complete or partial, is available to Company, within [***] after the end of each calendar quarter, Company will provide a report to Microsoft in a mutually agreeable form and content (for example, [***], as well as other information reasonably requested by Microsoft). Upon Microsoft’s request (such requests only [***]), Company shall provide Microsoft [***].

6.2
Reporting by Microsoft. During the Term and Tail Period, Microsoft will use commercially reasonable efforts to provide Company with [***] reporting [***], reflecting the most recent data that Microsoft [***]. Without limiting the foregoing, Microsoft will use commercially reasonable efforts to provide [***]. However, it being understood that [***] will be based upon [***]. Only [***] shall be used for [***].

Section 7	PAYMENT

7.1	Payment. Microsoft will pay Company the [***] for each applicable payment period under this Schedule in accordance with the payment terms set forth in Section 6 of the Agreement.

7.2
Tail Period Payments. During the Tail Period, Microsoft will continue to pay Company a Revenue Share for traffic generated by Implementations that were implemented or distributed prior to the end of the Term, so long as (a) [***], and (b) [***]. Company will not drive new Implementation or distribution of Implementations under this Schedule during the Tail Period, and Microsoft will [***]. The Tail Period will [***] if (i) [***], or (ii) [***].

Section 8
ADDITIONAL [***] INDEMNIFICATION. [***]WILL DEFEND, INDEMNIFY, AND HOLD HARMLESS [***]AND ITS AFFILIATES AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS FROM AND AGAINST ANY AND ALL CLAIMS THAT (A) [***].

Section 9	TERM AND TERMINATION

9.1
Schedule Term. This Schedule begins on the Effective Date and continues for the period specified on the first page of this Schedule, unless terminated earlier in accordance with Section 7.2 of the Agreement.

9.2	Termination for [***].[***].

9.3	Termination for [***].[***].

9.4	Termination for [***].[***].

9.5
Effect of Termination. Company will promptly cease to present Microsoft Offers and perform Implementations under this Schedule upon expiration or termination of this Schedule. Microsoft will [***]. In the event of termination [***] pursuant to Section [***] of the Agreement or Sections [***] of this Schedule, [***] in Section [***] of this Schedule.

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ATTACHMENT A

[***]